UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

CANNAE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

CARRONADE CAPITAL MASTER, LP

CARRONADE CAPITAL MANAGEMENT, LP

CARRONADE CAPITAL GP, LLC

CARRONADE CAPITAL MANAGEMENT GP, LLC

DAN GROPPER

MONA ABOELNAGA

BENJAMIN C. DUSTER, IV

DENNIS A. PRIETO

CHÉRIE L. SCHAIBLE

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Carronade Capital Master, LP (“Carronade”), together with the other participants named herein, has filed a preliminary proxy statement and accompanying GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for the election of Carronade’s slate of four director nominees at the 2025 annual meeting of shareholders (the “Annual Meeting”) of Cannae Holdings, Inc. (the “Company”), a Nevada corporation.

Item 1: On August 11, 2025, The Deal published an article, which was posted on The Deal’s website and included the following quotes from Carronade:

“How does the board justify further delay given it’s been nearly 14 months since its last annual meeting without any indication of intent to hold the meeting anytime in the near future?”

Carronade, in the Monday statement obtained by The Deal, acknowledged that Cannae has already bought back $100 million of the $300 million. However, it questioned whether the remaining $200 million will be returned to non-insider shareholders or will a portion be held back to repurchase half of Foley’s shares “at a 20% premium to the market price” as part of his agreement.

The activist also raised questions about ex-CEO Foley’s responsibilities at Cannae under a new director services agreement he maintains and after he triggered his payout package when he resigned as chief executive. The insurgent asked whether the installation of one of “Foley’s long-time associates,” Ammerman, as chairman and two new directors gave shareholders “confidence that their best interests are represented in the boardroom.”

Source: The Deal. The Deal is not a party to and has not endorsed Carronade’s proxy solicitation and has not consented to the use of the article in Carronade’s proxy solicitation.

Ronald Orol for The Deal.

Item 2: Also on August 11, 2025, Diligent published an article, which was posted on Diligent’s website and included the following quotes from Carronade:

In a press release, the hedge fund, which owns roughly 3.2 million Cannae shares and ranks among its largest investors, criticized what it called the board’s “lack of transparency, responsiveness and engagement” since the launch of its proxy contest in March.

Carronade said Cannae’s total shareholder return from inception until its involvement stood at negative 5% on an absolute basis and negative 156% relative to peers. Since the activist began its campaign, TSR has improved to 18% and 16%, respectively, which Carronade claimed was a sign of investor support for its activist campaign.

The fund pressed Cannae to disclose when it will hold its 2025 annual meeting, noting it has been nearly 14 months since the last one. It also questioned the influence of Executive Chairman Bill Foley, who recently triggered a payout under a new director services agreement, and the board’s decision to appoint one of Foley’s longtime associates as chairman alongside two new directors during the proxy fight.

Carronade also demanded clarity on how Cannae will return proceeds from the $632 million sale of its stake in Dun & Bradstreet.

Source: Diligent. Diligent is not a party to and has not endorsed Carronade’s proxy solicitation and has not consented to the use of the article in Carronade’s proxy solicitation.

Item 3: Also on August 11, 2025, Carronade issued the following press release:

Carronade Capital Urges Cannae Holdings to Answer Crucial Questions on Today’s Earnings Call

DARIEN, Conn., August 11, 2025 – Carronade Capital Management, LP on behalf of its managed entities (“Carronade Capital”, “our” or “we”), which beneficially own approximately 3.2 million shares of Common Stock of Cannae Holdings, Inc. (NYSE: CNNE) (“Cannae” or the “Company”) and is one of the Company’s top shareholders, today posed important questions that it believes shareholders would like to see answered by Cannae’s executive team during its second quarter 2025 earnings call scheduled for 5:00 pm ET on August 11, 2025.

As a top shareholder, we are disappointed by the lack of transparency, responsiveness and engagement we have seen from Cannae and its Board of Directors (the “Board”). Cannae’s absolute and relative TSR from inception up until our engagement were -5% and -156%, respectively. Since our public engagement on March 20, 2025, absolute and relative TSR have improved to +18% and +16%, respectively, as we believe the market is endorsing Carronade’s approach and the Company has begun to buy back a small amount of stock.1 However, the Board has repeatedly failed to address key governance and strategic issues, instead opting to take steps to further entrench itself and disenfranchise shareholders as evidenced by generous compensation packages for management and the Board and delaying the 2025 Annual Meeting of Shareholders. We urge our fellow shareholders and Company analysts to hold Cannae accountable and demand clear, specific answers to the following questions during today’s call:

•	When will Cannae hold its 2025 Annual Meeting of Shareholders? How does the Board justify further delay given it’s been nearly 14 months since its last Annual Meeting without any indication of intent to hold the meeting anytime in the near future?

•	Elaborate on Bill Foley’s responsibilities under his new Director Services Agreement now that he has triggered his payout package gifted by the Board in March of this year? How does the new Board construction, with one of Bill Foley’s long-time associates as Chairman and two new directors that were added during the midst of a proxy contest, give shareholders confidence that their best interests are represented in the boardroom when the incumbent directors have consistently received negative recommendations from leading shareholder advisory services?

•	What is the timeline for returning the proceeds from the Dun & Bradstreet sale and how much will shareholders receive? In March, Cannae committed to returning at least $300 million of the proceeds via share repurchases and has since completed approximately one-third of the buyback. Will the remaining $200 million be returned directly to non-insider shareholders, or will a portion be held back to repurchase half of Bill Foley’s shares at a 20% premium to the market price pursuant to his new Director Services Agreement? If so, will Cannae commit to offering shareholders the same premium in a tender offer?

•	What is the plan for monetizing and returning other public investments that have destroyed significant amounts of shareholder capital?

Shareholders deserve answers. Carronade Capital remains committed in its efforts to effect meaningful change to drive shareholder value at Cannae and will continue to seek shareholder representation on the Board at the 2025 Annual Meeting. Carronade’s four highly qualified and independent nominees are Mona Aboelnaga, Benjamin Duster, Dennis Prieto and Cherie Schaible.

1 Bloomberg as of August 8, 2025. Relative to updated Peer Group disclosed in 2024 10-K: Main Street Capital, Compass Diversified Holdings, StepStone Group, Hercules Capital, Federated Hermes, Capital Southwest, Artisan Partners Asset Management, Trinity Capital, Hamilton Lane, Bridge Investment Group and GCM Grosvenor.

About Carronade Capital

Carronade Capital Management, LP (“Carronade Capital Management”) is a multi-strategy investment firm based in Darien, Connecticut with approximately $2.5 billion in assets under management that focuses on process driven investments in catalyst-rich situations. Carronade Capital Management, founded in 2019 by industry veteran Dan Gropper, currently employs 14 team members. Carronade Capital was launched on July 1, 2020. Dan Gropper brings with him nearly three decades of special situations credit experience serving in senior roles at distinguished investment firms, including Elliott Management Corporation, Fortress Investment Group and Aurelius Capital Management, LP.

Media Contact:

Paul Caminiti / Jacqueline Zuhse

Reevemark

(212) 433-4600

Carronade@reevemark.com

Investor Contacts:

Andy Taylor / Win Rollins

Carronade Capital Management, LP

(203) 485-0880

ir@carronade.com

Pat McHugh

Okapi Partners LLC

(212) 297-0720

info@okapipartners.com

Disclaimers

This press release does not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein in any state to any person. This press release does not recommend the purchase or sale of a security. There is no assurance or guarantee with respect to the prices at which any securities of Cannae Holdings, Inc. (the “Company”) will trade, and such securities may not trade at prices that may be implied herein. In addition, this press release and the discussions and opinions herein are for general information only, and are not intended to provide financial, legal or investment advice. Each shareholder of the Company should independently evaluate the proxy materials and make a decision that aligns with their own financial interests, consulting with their own advisers, as necessary.

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts and may include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will be” and similar expressions. Although Carronade Capital and its affiliates believe that the expectations reflected in forward-looking statements contained herein are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties—many of which are difficult to predict and are generally beyond the control of Carronade or the Company—that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. In addition, the foregoing considerations and any other publicly stated risks and uncertainties should be read in conjunction with the risks and cautionary statements discussed or identified in the Company’s public filings with the U.S. Securities and Exchange Commission, including those listed under “Risk Factors” in the Company’s annual reports on Form 10-K and quarterly reports on Form 10-Q . The forward-looking statements speak only as of the date hereof and, other than as required by applicable law, Carronade does not undertake any obligation to update or revise any forward-looking information or statements. Certain information included in this press release is based on data obtained from sources considered to be reliable. Any analyses provided herein is intended to assist the reader in evaluating the matters described herein and may be based on subjective assessments and assumptions and may use one among alternative methodologies that produce different results. Accordingly, any analyses should not be viewed as factual and should not be relied upon as an accurate prediction of future results. All figures are estimates and, unless required by law, are subject to revision without notice.

Certain of the funds(s) and/or account(s) (“Accounts”) managed by Carronade Capital Management, LP (“Carronade Capital Management”) currently beneficially own shares of the Company. Carronade Capital Management in the business of trading (i.e., buying and selling) securities and intends to continue trading in the securities of the Company. You should assume the Accounts will from time to time sell all or a portion of its holdings of the Company in open market transactions or otherwise, buy additional shares (in open market or privately negotiated transactions or otherwise), or trade in options, puts, calls, swaps or other derivative instruments relating to such shares. Consequently, Carronade Capital Management’s beneficial ownership of shares of, and/or economic interest in, the Company may vary over time depending on various factors, with or without regard to Carronade Capital Management’s views of the Company’s business, prospects, or valuation (including the market price of the Company’s shares), including, without limitation, other investment opportunities available to Carronade Capital Management, concentration of positions in the portfolios managed by Carronade Capital Management, conditions in the securities markets, and general economic and industry conditions. Without limiting the generality of the foregoing, in the event of a change in the Company’s share price on or following the date hereof, Carronade Capital Management may buy additional shares or sell all or a portion of its Account’s holdings of the Company (including, in each case, by trading in options, puts, calls, swaps, or other derivative instruments relating to the Company’s shares). Carronade Capital Management also reserves the right to change the opinions expressed herein and its intentions with respect to its investment in the Company, and to take any actions with respect to its investment in the Company as it may deem appropriate, and disclaims any obligation to notify the market or any other party of any such changes or actions, except as required by law.

Certain Information Concerning the Participants

Carronade Capital Master, LP (“Carronade”), together with the other participants named herein (collectively, “Carronade Capital”), has filed a preliminary proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of Carronade Capital’s highly-qualified director nominees at the 2025 annual meeting of shareholders of the Company.

CARRONADE CAPITAL STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

The participants in the proxy solicitation are anticipated to be Carronade, Carronade Capital GP, LLC (“Carronade Capital GP”), Carronade Capital Management, Carronade Capital Management GP, LLC (“Carronade Capital Management GP”), Dan Gropper, Mona Aboelnaga, Benjamin C. Duster, IV, Dennis A. Prieto and Chérie L. Schaible.

As of the date hereof, Carronade beneficially owns directly 3,012,218 shares of Common Stock, par value $0.0001 per share, of the Company (the “Common Stock”). Carronade Capital GP, as the general partner of Carronade, may be deemed the beneficial owner of the 3,012,218 shares of Common Stock owned by Carronade. As of the date hereof, 176,809 shares of Common Stock were held in a certain account managed by Carronade Capital Management (the “Managed Account”). Carronade Capital Management, as the investment manager of Carronade, may be deemed the beneficial owner of an aggregate of 3,189,027 shares of Common Stock directly owned by Carronade and held in the Managed Account. Carronade Capital Management GP, as the general partner of Carronade Capital Management, may be deemed the beneficial owner of an aggregate of 3,189,027 shares of Common Stock directly owned by Carronade and held in the Managed Account. As the Managing Member of Carronade Capital Management GP, Mr. Gropper may be deemed the beneficial owner of an aggregate of 3,189,027 shares of Common Stock directly owned by Carronade and held in the Managed Account. As of the date hereof, Ms. Aboelnaga directly beneficially owns 1,400 shares of Common Stock. As of the date hereof, Mr. Duster directly beneficially owns 1,338.329 shares of Common Stock. As of the date hereof, Mr. Prieto directly beneficially owns 1,470 shares of Common Stock. As of the date hereof, Ms. Schaible directly beneficially owns 1,360 shares of Common Stock.